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                                                                     Exhibit 1.1

                               BELMONT BANCORP.
                           SELLING AGENCY AGREEMENT
                           ------------------------


Dear Sirs:

     Belmont Bancorp., an Ohio corporation ("Belmont") has filed an S-2 Registration Statement with the Securities and Exchange Commission ("SEC") to offer and sell upon the terms and subject to the conditions set forth in the enclosed Prospectus, up to 3,000,000 Common Shares of Belmont's Capital Stock (the "Shares").

     Belmont may use the services of securities dealers (the "Selling Agents") selected by it who are members of the National Association of Securities Dealers, Inc. ("NASD") in connection with the offer and sale of up to 3,000,000 Shares at a price of $2.00 per Share. You are invited to become a Selling Agent and by your confirmation hereof you agree to act in such capacity and to use
your best efforts to find purchasers for [            ] Shares in accordance
with the terms and conditions of this Agreement.

     Accompanying this Agreement is a copy of the Prospectus (which includes as Annex A thereto a form of the Subscription Agreement), and a Blue Sky Memorandum and the Supplemental Literature (as hereinafter defined) prepared by Belmont for use in conjunction with the offer and sale of the Shares. No Selling Agent is authorized to use any solicitation material other than that referred to in this paragraph or other materials provided or approved in writing by Belmont.

     1. Representations and Warranties of Belmont. Belmont represents and warrants that:

          (a) Belmont is a corporation duly organized under the laws of the State of Ohio and is validly existing under such laws and has power and authority to conduct business as described in the Prospectus under laws of the State of Ohio and every other jurisdiction in which it conducts business.

          (b) Belmont has prepared and filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C. a registration statement on Form S-2 and has prepared and filed and will prepare and file amendments thereto for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Copies of such registration statement and amendments will be made available to you upon request. Such registration statement has become effective under the Act. Such registration statement, including financial statements and exhibits, as amended at the time when it became effective, is herein called the "Registration Statement," and the prospectus, as first filed pursuant to the Commission's Rule 424(b) under the Act, is herein called the "Prospectus."

          (c) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, or any stop order suspending the effectiveness of the Registration Statement, and no proceedings for that purpose have been instituted or

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          are pending before or threatened by the Commission under the Act.

          (d) From the time the Registration Statement became effective and at all times subsequent thereto up to and including the Termination Date (as hereinafter defined), the Registration Statement and Prospectus, and all amendments or supplements thereto, have fully complied and will fully comply with the provisions of the Act and the published rules and regulations of the Commission thereunder; when the Registration Statement became effective, and when any posteffective amendment thereto becomes effective, the Registration Statement as amended, has not contained and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and when the Registration Statement became effective and at all times subsequent thereto up to and including the Termination Date, the Prospectus as amended or supplemented has not contained and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph shall apply to statements in, or omissions from, the Registration Statement or the Prospectus or any amendment or supplement thereto based upon and in conformity with written information furnished to Belmont by or on behalf of you or by or on behalf of any other Selling Agent specifically for use with reference to you or any such other Selling Agent in the preparation of the Registration Statement or the Prospectus or any such amendment or supplement.

          (e) All additional written, audio or audio-visual material prepared by Belmont for use in conjunction with the offer or sale of the Shares (hereinafter referred to as "Supplemental Literature") will be distributed by Belmont only in full compliance with the requirements of the Act (including, without limitation, the requirement that such Supplemental Literature not be delivered to any prospective purchaser unless accompanied or preceded by a Prospectus), and at the time the Registration Statement became effective and at all times subsequent thereto up to and including the Termination Date, such Supplemental Literature has not contained and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make , the statements therein, in the light of the circumstances under which they were made, not misleading.

          (f) The accountants who have audited the financial statements incorporated by reference in the Registration Statement and the Prospectus are independent public accountants, as required by the Act and the rules and regulations of the Commission thereunder.

          (g) The financial statements (including the related notes and schedules, if any) of the Company set forth in, accompanying or incorporated by reference in, the Registration Statement and Prospectus fairly present the financial position of the entities to which they relate at the dates thereof. Said financial statements have been

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          prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise noted) throughout the periods involved; and since the dates of such financial statements there has been no material adverse change in the financial position of any such entities except normal changes as contemplated in the Prospectus.

          (h) There are no contracts or other documents required to be filed by the Act or the rules and regulations of the Commission thereunder as exhibits to the Registration Statement that have not been so filed.

          (i) Belmont has an authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus. The sale of the Shares has been duly and validly authorized by Belmont, and when subscriptions for the Shares have been accepted by Belmont and the Shares are issued as contemplated in the Prospectus, the Shares will be validly issued and will conform to the description thereof contained in the Prospectus. There are no outstanding options, warrants or other rights to purchase or otherwise acquire any Shares of Belmont or any common shares of Belmont or any security convertible into such common shares except as set forth in the Registration Statement and the Prospectus.

          (j) The person or persons who have signed this Agreement on behalf of Belmont are duly authorized to so sign, and this Agreement is the valid, legal and binding agreement of Belmont enforceable in accordance with its terms, except as the obligations of Belmont under Paragraph 7 hereof may be limited by public policy under certain circumstances.

          (k) At all times subsequent to the date of this Agreement and up to and including the Termination Date, the representations and warranties made in this Paragraph 1 will be true and correct with the same effect as if they had been made on and as of such time.

     2. Sale of the Shares by the Selling Agents. Belmont hereby invites you to become a Selling Agent and as such to effect sales of the Shares, on a best efforts basis, for the account and risk of Belmont during the period commencing with the effective date of the Registration Statement and ending on the Termination Date. Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, your acceptance of such invitation will constitute your agreement to use your best efforts to find purchasers for the Shares.

     Each person desiring to purchase Shares will be required to complete and execute a Subscription Agreement (the "Subscription Agreement") and to return such Subscription Agreement together with a check payable to you or to Firstar Bank, N.A., Escrow Agent, as you direct. You shall ascertain that each Subscription Agreement sent in by a prospective purchaser of Shares has been completed and shall then forward such Subscription Agreement and such check (or your check, as the case may be) as follows: Firstar Bank, N.A., 425 Walnut Street, ML CN-WN-O6CT, Cincinnati, OH 45202, Attention: Brian George. Such checks must be transmitted to Firstar Bank, N.A., by the end of the next business day following receipt by the Selling Agent. In the event Belmont receives

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such checks directly, it will transmit such checks to the Escrow Agent (as defined below) for deposit in the Escrow Account by the end of the second business day following receipt of such checks from the Selling Agents.

     Upon receipt of a Subscription Agreement, Belmont will determine promptly whether it wishes to accept it, it being understood that Belmont reserves the right to reject the tender of any Subscription Agreement and to reject all tenders after the maximum number of Shares has been sold. Should Belmont determine to accept the tender of the Subscription Agreement, Belmont will promptly advise you of such action. Should Belmont determine to reject the tender, it will promptly notify in writing the prospective purchaser and you or such other Selling Agent of such determination and Belmont will return the tendered Subscription Agreement and a check equal to the purchase price of the Shares to the prospective purchaser within 10 days of the rejection, absent delays beyond the control of Belmont. As soon after the Termination Date as is practicable, Belmont will issue to each such purchaser a notification and a share certificate evidencing such purchaser's shares.

     All payments received and accepted on or prior to the Termination from purchasers of Shares shall be deposited in a non-interest-bearing escrow account (the "Escrow Account") with Firstar Bank, N.A.

     Nothing contained in this Paragraph 2 shall be construed to impose upon Belmont the responsibility of assuring that prospective purchasers meet the suitability standards contained in the Prospectus or to relieve you or any other Selling Agent of the responsibility of complying with Section 2 of the Rules of Fair Practice of the NASD.

     3.   Termination Date.  Termination Date as used herein shall mean a date
no later than [                   ] unless extended by Belmont to a date no
later than [                   ].  Belmont may terminate the offering of Shares
at any time for any reason.

     4. Compensation. For your services as a Selling Agent in soliciting and obtaining purchasers of Shares, Belmont agrees to pay you a percentage selling commission of 15% for each Share sold by Belmont through your efforts, up to a
maximum of [             ] Shares, or a maximum commission of $[          ] to
be paid within 24 hours of receipt by Belmont of the proceeds from the Escrow Account.

     No Selling Agent will be entitled to a selling commission with respect to any tendered Subscription Agreement which is rejected by Belmont or in any case in which it is determined that the solicitation or obtaining of purchasers by such Selling Agent was made in violation of the securities laws of the United States or any state or other jurisdiction.

     5.   Further Agreements of Belmont.

          (a) Belmont covenants and agrees that it will pay or cause to be paid (i) all expenses and fees in connection with the preparation, printing, filing, delivery and shipment of the Registration Statement (including this Agreement and all other exhibits to the Registration Statement), the Prospectus and any amendments or supplements thereto, the Supplemental Literature and the Blue Sky Memorandum, (ii) filing fees, counsel fees and

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     expenses paid and incurred in connection with the qualification of the
     Shares for offering and sale by you under the securities or Blue Sky laws of the states and other jurisdictions designated in the Blue Sky Memorandum, and (iii) filing fees, counsel fees and expenses paid and incurred in connection with the review by the NASD of the terms of the offering of the Shares.

          (b) Belmont will advise you promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued.

          (c) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for Belmont, the Prospectus as amended or supplemented includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, Belmond promptly will prepare and file with the Commission an appropriate amendment or supplement.

          (d) Belmont will deliver to you and to each of the other Selling Agents from time to time without charge as many copies of the Prospectus (or, in the event of an amendment or supplement to the Prospectus pursuant to the provisions of this Agreement, such amended or supplemented Prospectus) and the Supplemental Literature as you may reasonably request for the purposes contemplated by the Act, which Prospectuses, as from time to time amended or supplemented, and Supplemental Literature Belmont authorizes you and the Selling Agents to use in connection with the sale of the Shares.

          (e) Belmont will use its best efforts to qualify the Shares for sale under the laws of those states and other jurisdictions indicated in the Blue Sky Memorandum and will comply to the best of its ability with such laws so as to permit the continuance of sales of and dealings in the Shares thereunder. Belmont covenants and agrees that none of the officers or employees of Belmont will make any offer or sale of the Shares unless such offer or sale is made in compliance with the Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the applicable state securities or Blue Sky laws, and the rules and regulations thereunder. Belmont, however, shall not be obligated to qualify to do business or to file any general consent to service of process under the laws of any such state or other jurisdiction.

6.   Agreements of the Selling Agents.

          (a) You covenant and agree with respect to your participation in the offering of Shares to comply with any applicable requirements of the Act and of the 1934 Act, and the published rules and regulations of the Commission thereunder, and the Conduct Rules of the NASD, including, without limitations, the requirements of Rule 2310 and the Rule 2700 Series. The NASD has required that you agree not to sell any Shares to a discretionary

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     account without prior written approval of the transaction by your customer.
     The NASD has required that you acknowledge that you have obtained information concerning material facts relating to the offering of Shares, including but not limited to: (1) items of compensation, (2) issuers properties and loans, (3) tax aspects, (4) conflicts of interest and risk factors and (5) appraisals and other pertinent reports. In lieu of directly obtaining all or any part of the foregoing information, you may rely on the results of any inquiry conducted by another NASD member, provided that: (1) you have reasonable grounds to believe that such inquiry was conducted with due care, (2) the results of such inquiry were provided to you with the consent of the NASD member or members conducting or directing the inquiry, and (3) the NASD member conducting such inquiry is not affiliated with Belmont. You also agree not to deliver the Supplemental Literature to any person unless the Supplemental Literature is accompanied or preceded by the Prospectus. You confirm that you are a member of the NASD, and that you are a member in good standing of that Association. You agree that you will not reallow commissions to any other broker/dealer, including foreign broker/dealers registered pursuant to the Securities Exchange Act of 1934.

          (b) You agree that you will accept subscriptions only from investors who have received a copy of the Prospectus. You will not give any information or make any representation in connection with the offering of the Shares other than those contained in the Prospectus and Supplemental Literature furnished by Belmont. You agree not to publish, circulate, or otherwise use any other advertisement or solicitation material without the prior written approval of Belmont. You are not authorized to act as agent of Belmont in any connection or transaction, and you agree not to act as such agent and not to purport to do so without the prior written approval of Belmont. You agree that if and when Belmont supplies you with copies of any supplement to the Prospectus, you will affix such copies of such supplement to copies of the Prospectus already in your possession, and that thereafter you will only distribute Prospectuses containing such supplement and that you will receive subscriptions only from investors who have received a copy of the Prospectus containing such supplement. You further agree to comply with all instructions from Belmont concerning the destruction of out-dated Prospectuses and the use of supplemented or amended Prospectuses.

          (c) You agree to solicit purchases of the Shares only in the states and other jurisdictions in which the Blue Sky Memorandum indicates that such solicitation can be made in accordance with any limitations described therein and in which you are qualified to make offers and sales of the Shares.

          (d) As required by the Statement of Policy of the North American Securities Administrators Association, you will, for a period of five years, maintain in your files a copy of the Subscription Agreement for each investor for whom you act as Selling Agent.

          (e) To the extent that information is provided to you marked "For Broker/Dealer Use Only -Distribution to the Public Prohibited" or is marked with any legend of similar effect, you covenant and agree not to provide such information to prospective investors.

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     7.   Indemnification.

     (a) Belmont agrees to indemnify and hold harmless you and each other Selling Agent and each person, if any, who controls you or any such other Selling Agent (collectively, the "Indemnified Selling Agents") against any losses, claims, damages or liabilities, joint or several, to which you or any such other Selling Agent or such controlling person may become subject under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
     (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement (including the Prospectus as part thereof) or any post-effective amendment thereof (or supplement to the Prospectus) or (B) in any Supplemental Literature furnished to you or any such other Selling Agent for use in selling the Shares or (C) in any blue sky application or other document executed by Belmont specifically for that purpose or based upon written information furnished by Belmont filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (ii) the omission or alleged omission to state in the Registration Statement (including the Prospectus as part thereof) or any post-effective amendment thereof (or supplement to the Prospectus) or in misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus (as amended or as supplemented, if Belmont shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse the Indemnified Selling Agents for any legal or other expenses reasonably incurred by the Indemnified Selling Agents in connection with investigating or defending any such claim, liability or action; provided, however, that Belmont will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Belmont by you or any other Selling Agent specifically for use with reference to you or such other Selling Agent in the preparation of the Registration Statement or any such post-effective amendment thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus (or the Prospectus) but eliminated or remedied in the Prospectus (or in any amendment or supplement thereto), such indemnity agreement shall not inure to your benefit or to the benefit of any other Selling Agent from whom the person asserting any loss, liability, claim or damage purchased the Shares which are the subject thereof (or the benefit of any person who controls you or such other Selling Agent), if a copy of the Prospectus (or of the Prospectus as so amended or supplemented) was not sent or given to such person at or prior to the time the subscription of such person was accepted by Belmont. This indemnity agreement will be in addition to any liability which Belmont may otherwise have.

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          (b)  Belmont agrees to indemnify and hold harmless the Indemnified
     Selling Agents in the manner and to the extent provided in Subparagraph (a) of this Paragraph 7; provided, however, that no such indemnification by Belmont of the Indemnified Selling Agents shall be permitted under this Agreement unless: (i) there has been a successful adjudication on the merits of each claim involving alleged Federal or state securities law violations by the Indemnified Selling Agents; (ii) such claims against the Indemnified Selling Agents have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (iii) a court of competent jurisdiction approves a settlement of the lawsuit against the Indemnified Selling Agents and finds that indemnification of the settlement and the related costs should be made.

          (c) You and each other Selling Agent severally agree to indemnify and hold harmless Belmont, each of its officers who signed the Registration Statement and each person, if any, who controls Belmont within the meaning of the Act, against any losses, claims, damages or liabilities to which Belmont or such officer or control persons may become subject under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement (including the Prospectus as part thereof) or any post-effective amendment thereof (or supplement to the Prospectus) or
     (B) in any Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement (including the Prospectus as part thereof) or any post-effective amendment thereof (or supplement to the Prospectus) or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of the Registration Statement, or in the Prospectus (as amended or as supplemented if Belmont shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Belmont by or on your behalf or by or on behalf of such other Selling Agent specifically for use with reference to you or such other Selling Agent in the preparation of the Registration Statement or any such post-effective amendment thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; or your failure to comply with the provisions of Paragraph 6 of this Agreement; and will reimburse any legal or other expenses reasonably incurred by Belmont in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which you or such other Selling Agent may otherwise have.

          (d) You and each other Selling Agent agree to indemnify each of the other Selling Agents, if any, to the extent and in the manner each other Selling Agent agrees to indemnify Belmont in subparagraph (c) of this Paragraph 7.

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          (e) Promptly after receipt by an indemnified party under this
     Paragraph 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Paragraph 7, promptly notify in writing the indemnifying party of the commencement thereof; and the omission so to promptly notify the indemnifying party will relieve it from any liability under this Paragraph 7 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it promptly notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent, of such indemnifying party.

     8. Effective Date and Termination. Provided that at least one counterpart of this Agreement shall then have been executed and delivered, this Agreement
shall become effective at,    ________________________________ on the first full
business day following the effective date of the Registration Statement or at such earlier time after the Registration Statement becomes effective as Belmont shall first release the Shares for sale to the public. For the purposes of this Paragraph 8, the Shares shall be deemed to have been released for sale to the public upon release by Belmont of the publication of a newspaper advertisement relating to the Shares or upon release by Belmont of telegrams, correspondence or other notification to the Selling Agents or other securities dealers indicating the effectiveness of the Registration Statement, whichever shall first occur. This counterpart of this Agreement shall become effective on the later to occur of the above events or the execution and delivery of this counterpart.

     Until the Closing Date, this counterpart of this Agreement may be terminated by you at your option by giving notice to Belmont, if (a) since the respective dates as of which information is given in the registration Statement or the Prospectus, Belmont shall have become a defendant in any litigation which, in your opinion, may reasonably be expected to result in a judgment having materially adverse consequences for Belmont or there shall have been, since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the condition, financial or otherwise, of Belmont which change in your judgment shall render it inadvisable to proceed with the delivery of the Shares, or (b) there shall have been any important change in market levels, major catastrophe, substantial change in national, international or world affairs, national calamity, postal strike, act of God, or other event or occurrence which, in your judgment, will materially disrupt the financial markets of the United States, or (c) trading in securities generally on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such Exchange by the Commission or by such Exchange, or (d) a general banking moratorium shall have been declared by Federal or state authorities.

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     In any case, this Agreement will terminate at the close of business on the
Termination Date; provided, however, that all commissions payable to you under the terms and conditions hereof shall be paid when due although this Agreement shall have theretofore been terminated.

     Any termination of this counterpart of this Agreement pursuant to this Paragraph 8 shall be without liability of Belmont to you and without liability on your part to Belmont.

     9. Survival of Indemnities, Warranties and Representations. The respective indemnity agreements of Belmont, you and any other Selling Agents, contained in Paragraph 7 hereof, and the representations and warranties of Belmont set forth in Paragraph 1 hereof, shall remain operative and in full force and effect regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Belmont, you or any Selling Agent, or any controlling person referred to in Paragraph 7, and shall survive the delivery of any payment for the Shares. Any successor of yours or any Selling Agent or Belmont or of any such controlling person or any legal representative of any such controlling person, as the case may be, shall be entitled to the benefit of the respective indemnity agreements.

     10. Notices. Except as otherwise provided in this Agreement, (a) whenever notice is required by the provisions of this Agreement or otherwise to be given to Belmont, such notice shall be in writing and addressed to Belmont, at P.O. Box 249, St. Clairsville, Ohio 43950, Attention Wilbur R. Roat, President, and
(b) whenever notice is required by the provisions of this Agreement or otherwise to be given to you, such notice shall be in writing addressed to you at such address as you shall have included in the counterpart of this Agreement which you shall have signed and delivered to Belmont or at such other address as you shall have furnished in writing to Belmont for the purpose of such notice. Any notice referred to herein may be given in writing or by telegraph or telephone and if by telegraph or telephone shall be immediately confirmed in writing. Notice (unless actual) shall be effective upon mailing or telegraphic transmission as the case may be.

     11. Persons Entitled to Benefit of Agreement. Except as provided in the next sentence, this Agreement is made solely for the benefit of you and the other Selling Agents, Belmont or controlling persons referred to in Paragraph 7 hereof, and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement, and the term "successors and assigns" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Shares.

     12. Not a Separate Entity. Nothing herein contained shall constitute the Selling Agents or any of them, an association, partnership, unincorporated business or other separate entity.

     13. Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of Ohio.

     Please confirm your agreement to become one of the Selling Agents under the terms and conditions herein set forth by signing and returning the enclosed duplicate copy of this Agreement at once to Belmont.

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

                                    Very truly yours,

                                    BELMONT BANCORP.

                                    By:
                                       --------------------------------------
                                       Wilbur R. Roat
                                        President and Chief Executive Officer

Accepted:

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     Firm (Please type or print)

By:
   ----------------------------------------------
     Signature of Authorized Officer


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(Please type or print name of Authorized Officer)

Attn.:
      -------------------------------------------

Date of Acceptance:
                   ------------------------------

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